UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 6, 2001


                             UNIDYN, CORP (UNDY.OB)
             (Exact name of registrant as specified in its charter)

         NEVADA                          33-55254-31         87-0438639
------------------------------    ------------------------   -------------------
State of other jurisdiction of    (Commission file number)   (IRS Employer
incorporation)                                               Identification No.)

1433 North Tech Blvd., Suite F104
Gilbert, Arizona                                  85233-1005
-----------------------------------------         ----------
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:   (480) 507-8333
                                                   ------------------

3640 East Roeser Road
Phoenix, Arizona                                              85040
----------------------------------------------         -----------------
(Former Address of principal executive offices)        (Former Zip Code)

                              ITEM 5. Other Events

     On 6th November 2001, UniDyn's Board held a meeting at its Derritron Vibration Group's Riverside, California Facilities. At that meeting UniDyn's President, John Provazek, resigned his position with UniDyn.

     The Board nominated Mr. Jeffrey Garman as President & CEO of UniDyn and Mr. Garman accepted the positions. Mr. Provazek remains on the UniDyn Board and employed by UniDyn as special advisor to Mr. Garman for a six month transition period.

     Mr. Garman, 53, has spent over 25 years in the field of Vibration Analysis and Control. He has headed up several successful startups and has spent the last ten years in International Business Finance. We look forward to his leadership in the years ahead.

     It was reported in the prior 8-K, that UniDyn was moving its executive offices to its Riverside, California Facility. This move has not and will not occurr. UniDyn remains headquartered in Arizona. Instead, we have submitted our lease termination to our Phoenix, AZ landlord and entered into a three year lease of a smaller facility in Gilbert, Arizona. The lease termination is effective 1st December 2001. The new UniDyn/Avalon facility is at: 1433 North Tech Blvd., Suite F104, Gilbert, Arizona 85233-1005 Telephone 480.507.8333

     The new smaller facility is better suited to the needs of UniDyn and Avalon. Over the three year period of this new lease, we expect to realize a cost reduction of over $255k compared to our current projected facility costs.

     It has been decided by the Board to seek offers for the immediate sale of the Derritron Vibration Group, while we pursue Joint Ventures for the Sterling Project and provide support for Avalon. In current discussions with our patent attorneys, we still have reasonable expectations that the Sterling Project's underlying technologies will be granted a US patent sometime in 2002. This patent is also filed in Taiwan.

     We are also seeking to sell and/or license our North Star and Morning Star Technologies.

FORWARD-LOOKING STATEMENTS

     Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed in this filing are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

                                   Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2001                   By: /s/ Jeffrey Garman
                                       ------------------------------
                                       Jeffrey Garman, President
                                       UniDyn, Corp.